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                                                                     Exhibit 5.1

                    Paul, Weiss, Rifkind, Wharton & Garrison
                           1285 Avenue of the Americas
                            New York, New York 10019
                                 (212) 373-3000


                                    October 1 , 1997

Movado Group, Inc.
125 Chubb Avenue
Lyndhurst, New Jersey 07071

      Re:  Movado Group, Inc.
           Registration Statement on Form S-3
           Registration No. 333-35875

Ladies and Gentlemen:

            In connection with the above-captioned Registration Statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder (the "Rules"), we have been requested by Movado Group, Inc., a New York corporation (the "Company"), to furnish our opinion as to the legality of the 1,500,000 shares (the "Company Shares") of the Company's Common Stock, par value $.01 per share (the "Common Stock"), offered by the Company and the 634,500 shares (the "Grinberg Shares") of Common Stock offered by Gedalio Grinberg, the 265,500 shares (the "Trust Shares") of Common Stock offered by Andrew H. Weiss, as trustee of the GG & SG 1997 Charitable Remainder Unitrust, shareholders of the company (the "Selling Shareholders"), and the 240,000 shares (the "Over-Allotment Shares") of Common Stock that may be sold by Mr. Grinberg upon exercise of the Underwriters' over-allotment option, all of which shares are registered for sale under the Registration Statement.

            In connection with the furnishing of this opinion, we have reviewed the Registration Statement (including all amendments thereto), the form of the Underwriting Agreement included as Exhibit 1.1 to the Registration Statement (the "Underwriting Agreement"), originals, or copies certified or otherwise identified to our satisfaction, of the Company's Restated Certificate of Incorporation and Restated By-Laws, as amended to date, and records of certain of the Company's corporate proceedings. We have made such other investigations of fact and law and have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such other certificates, records, agreements, instruments and documents, as in our judgment are necessary or appropriate to render the opinion expressed below.

            In rendering the opinion set forth below, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of
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Movado Group, Inc.                                                             2


all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, photocopied, reproduced or conformed copies, the authenticity of all such latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.

            Based on the foregoing, and subject to the assumptions, exceptions and qualifications set forth herein, we are of the opinion that (i) the Company Shares, when issued, delivered and paid for as contemplated in the Registration Statement and the Underwriting Agreement will be duly authorized, validly issued, fully paid and nonassessable, (ii) the Trust Shares are duly authorized, validly issued, fully paid and nonassessable, and (iii) the Grinberg Shares and the Over-Allotment Shares, when issued upon conversion of a like amount of Class A Common Stock, par value $.01 per share, of the Company into shares of Common Stock, will be duly authorized, validly issued, fully paid and nonassessable.

            Our opinion expressed above is limited to the New York Business Corporation Law. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders thereunder, which are currently in effect.

            We consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to our name under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving this consent, we do not thereby agree that we come within the category of persons whose consent is required by the Act or the Rules.

                              Very truly yours,

                              /s/ Paul, Weiss, Rifkind, Wharton & Garrison

                              PAUL, WEISS, RIFKIND, WHARTON &
                              GARRISON